SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ______________

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2002

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                Initial Depositor
             (Exact name of registrant as specified in its charter)

                           Wireless HOLDRS (SM) Trust
                      [Issuer with respect to the receipts]

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    333-43142
                             Commission File Number

                                   13-5674085
                      (I.R.S. Employer Identification No.)

                                250 Vesey Street
                            New York, New York 10281
              (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)








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Item 5. Other Events

          As a result of a rights distribution by Ericsson LM Telephone Company, a component of Wireless HOLDRS, each shareholder of record of an American Depositary Share of Ericsson as of August 13, 2002 received 1 Ericsson right, or 0.74 Ericsson rights per Wireless HOLDR. Holders of a whole Ericsson right were entitled to purchase an American Depositary Share of Ericsson at a price of Swedish Krona 3.80, payable in U.S. dollars. The distributed rights expired on August 27, 2002.

          As a result of a rights distribution by Telesp Celular Participacoes S.A., a component of Wireless HOLDRS, each shareholder of record of an American Depositary Share of Telesp Celular as of July 11, 2002 received 1.55642832 Telesp Celular rights, or 0.0466928496 Telesp Celular rights per Wireless HOLDR. Holders of a whole Telesp Celular right were entitled to purchase an American Depositary Share of Telesp Celular Participacoes at a price of $3.25. The distributed rights expired on August 7, 2002.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

          99.1 Wireless HOLDRS Trust Prospectus Supplement dated September 30, 2002 to Prospectus dated January 29, 2002.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MERRILL LYNCH, PIERCE, FENNER &
                                              SMITH INCORPORATED


Date:  October 31, 2002                By:  /s/ MITCHELL M. Cox
                                           ---------------------------------
                                            Name:  Mitchell M. Cox
                                            Title: Attorney-in-Fact

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                                  EXHIBIT INDEX

Number and Description of Exhibit
---------------------------------

(99.1) Wireless HOLDRS Trust Prospectus Supplement dated September 30, 2002 to Prospectus dated January 29, 2002.



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